N-SAR Exhibit: Sub-item 77D(e)
Legg Mason Partners Equity Trust
QS Moderate Growth Fund

Item 77D(e): Policies with respect to security investments

In response to Sub-Item 77D(e), effective July 1, 2017, the fund may invest in underlying funds that are exchange-traded funds, whether managed by the manager or its affiliates or by unaffiliated investment advisers. The Registrant incorporates by reference
Post-Effective Amendment No. 104 to Form N-1A filed on May 22, 2017 pursuant to Rule 485(b) of the Securities Act of 1933
 (Accession No. 0001193125-17-178199).